Exhibit 99.1

    CompuDyne Reports $0.01 Per Share Earnings for Second Quarter;
             Backlogs Increased During the Second Quarter;
           Outlook for Balance of 2004, 2005, is Improving

    HANOVER, Md.--(BUSINESS WIRE)--July 30, 2004--CompuDyne Corp. (Nasdaq:CDCY) an industry leader in sophisticated security products, integration and technology for the public security markets, today reported a profit of $0.01 per share in the second quarter of 2004, an improvement over the ($0.04) loss in the first quarter of 2004 but a decline from the $0.13 per share profit reported in the second quarter of 2003. Revenues for the quarter were $37.8 million, down from the record $47.5 million in the second quarter of 2003 and down slightly from the $39.0 million reported in the first quarter of 2004. EBITDA for the second quarter was $1.7 million, down from $2.7 million in the second quarter of 2003. Backlog was $136.9 million at the end of the second quarter, up $5.2 million from the end of the first quarter of 2004.
    New business activity increased in the second quarter, but actual results suffered due to the prior six quarters of declining backlog, a trend which appears to have reversed during the second quarter. Early indications are that new business activity will continue to improve over the coming quarters, especially in the Attack Protection and Public Safety & Justice segments. Due to the nature of CompuDyne's business, revenue generation from current awards often begins a number of months after the award is made.
    Institutional Security Systems ("ISS") has suffered the largest decline in backlogs over the past two years but saw the largest improvement in the second quarter. A large number of prison and jail projects were deferred or even canceled during the past two years due to difficult state and local budgets. While improvement in award activity is expected to continue, it is not expected to return to the levels experienced during the pre-9/11 period. Awards and indications of awards year to date already equal full year awards for 2003. ISS had a small loss in the second quarter, with residual challenges in the West Coast Regional Office offsetting some favorable project results in other areas. Revenues at ISS of $14.0 million for the quarter were down 46% from the second quarter of 2003, while the pre-tax loss of ($84 thousand) was far behind the $835 thousand pre-tax profit in the second quarter of 2003. Backlog increased $10.6 million to $62.8 million in the second quarter of 2004 as compared to the first quarter backlog.
    Attack Protection ("AP") had a significant loss in the second quarter of 2004 due to operational issues on one project for which the Company believes it has an adequate reserve. Revenues remained at low levels due to recent declines in backlogs. AP has experienced a sharp increase in contracting activity and the outlook for further awards for embassy security door and window products is improving, as recently reported. During the second quarter the Company decided to replace the President of the Attack Protection segment and a search process is underway. AP revenue of $6.7 million was up 3% from the second quarter of 2003 while the pre-tax loss for AP was ($456 thousand) in the second quarter of 2004 compared to a pre-tax loss of ($52 thousand) in the second quarter of 2003. Backlog increased by $4.9 million to $17.8 million in the second quarter as compared to the first quarter.
    Public Safety & Justice ("PS&J") had a strong quarter on a modest increase in revenues. Revenues increased 15% over the second quarter of 2003 while pre-tax profit of $960 thousand represented a 99% increase over the second quarter of 2003. The second quarter of 2004 benefited by the settlement of the previously announced complaint filed against the Company during the fourth quarter of 2003. As a result of this settlement the Company recorded a $292 thousand reduction in cost of sales. This $292 thousand positive adjustment was offset by legal and related costs of $234 thousand incurred during the quarter to settle this matter. While new awards were slow in the second quarter, there has been a recent increase in bidding activity. Backlog declined by $7.3 million to $50.1 million in the second quarter of 2004 as compared to the first quarter.
    Federal Security Systems ("FSS") pre-tax earnings declined 28% to $214 thousand on flat revenues, as compared to the second quarter of 2003. New awards were slow in the second quarter, with backlog declined 32% to $6.3 million. FSS expects to announce a significant award shortly.
    Gross margins company-wide increased to 29.5% from 24.8% year-over-year despite the significant decrease in revenues, however sharply higher SG&A expenses were incurred due to costs incurred by the Company related to legal fees incurred in connection with responding to the complaint filed by the Public Safety and Justice segment customer, expenses incurred in connection with evaluating potential acquisitions, recruiting fees incurred to fill the recently appointed COO position and other senior management positions and to comply with new requirements mandated by the Sarbanes Oxley Act and the SEC. Interest expense, net of interest income, increased $168 thousand, due to the issuance of the Convertible Notes in the first quarter.
    The outlook for both the near term and the intermediate term is improving. The Company is estimating that revenues for fiscal year 2004 will be in the range of $150 million to $155 million and that earnings per share for fiscal year 2004 will be in the $0.08 -$0.10 range. Most of the improvement is expected to come in the fourth quarter due to the cost of PS&J's large User's Conference falling in the third quarter, and turnaround time to begin revenue producing work on new orders. Revenues and earnings in 2005 are expected to be higher than 2004 due to the nascent rebound in activity across all of the Company's businesses, strengthened management and controls, and the elimination of operating problems that have plagued 2002, 2003 and 2004. Due to pending contract activity and the prospects for completing one or more acquisitions this year, the Company will not be giving guidance on 2005 until the time of the third quarter earnings conference call.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market, the Company's ability to secure new contracts and the risks inherent in CompuDyne's business and future uncertainties which are further described in its filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.

    About CompuDyne

    CompuDyne operates within four business segments; each with prominent positions in physical and electronic security and technology-based solutions for the public security market. The Institutional Security Systems segment is one of the largest suppliers of physical and electronic security products, as well as integration and maintenance services, to the corrections and courthouse markets. The Attack Protection segment is one of the largest providers of bullet, blast and attack resistant products to U.S. embassies, banks, courthouses and other highly secured facilities in the U.S. and around the world. The segment also designs and manufactures fiber-optic sensors and related systems using optical fiber, proprietary optics and digital signal processing. The Federal Security Systems segment is a supplier of security and specialty engineering services and telecommunications products to the military, intelligence and commercial markets. The Public Safety & Justice segment develops, implements, and supports automated information solutions for public safety and justice agencies worldwide. This division serves government agencies throughout the United States, and is one of the largest companies dedicated to the public safety and justice software market. Public Safety and Justice also provides large-scale inmate management and institutional medical software systems.


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                                                June 30,  December 31,
                                                  2004        2003
                                               ----------  ----------
                                                   (in thousands)
                                ASSETS
Current Assets
   Cash and cash equivalents                   $   3,729   $   1,869
   Marketable securities                          20,312           -
   Accounts receivable, net                       40,150      41,780
   Contract costs in excess of billings           15,447      17,568
   Inventories                                     6,174       6,704
   Deferred tax assets                             1,509       1,371
   Prepaid expenses and other                      2,784       2,322
                                               ----------  ----------
     Total Current Assets                         90,105      71,614

Property, plant and equipment, net                 9,227      10,079
Goodwill                                          21,280      21,280
Other intangible assets, net                       9,585       9,785
Other                                                779         904
                                               ----------  ----------
     Total Assets                              $ 130,976   $ 113,662
                                               ==========  ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued liabilities    $  17,238   $  21,078
   Billings in excess of contract costs
    incurred                                      10,369      13,551
   Deferred revenue                                4,482       6,036
   Current portion of notes payable                  440       2,103
                                               ----------  ----------
     Total Current Liabilities                    32,529      42,768

Notes payable                                      3,705      15,555
Convertible subordinated notes payable            39,025           -
Deferred tax liabilities                           1,654       1,592
Other                                                575         820
                                               ----------  ----------
     Total Liabilities                            77,488      60,735

Commitments and Contingencies

Shareholders' Equity                              53,488      52,927
                                               ----------  ----------
     Total Liabilities and Shareholders'
      Equity                                   $ 130,976   $ 113,662
                                               ==========  ==========


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                                 Three Months Ended  Six Months Ended
                                       June 30,         June 30,
                                    2004     2003     2004     2003
                                   -------  -------  -------  -------
                                 (in thousands, except per share data)

Revenues                           $37,783  $47,538  $76,810  $94,305
Cost of sales                       26,636   35,751   55,465   70,735
                                   -------  -------  -------  -------

Gross profit                        11,147   11,787   21,345   23,570

 Selling, general and
  administrative expenses            8,677    7,696   16,831   15,654
Research and development             1,874    2,032    3,629    3,913
                                   -------  -------  -------  -------
Income from operations                 596    2,059      885    4,003
                                   -------  -------  -------  -------

 Total other expense                   443      332    1,243      704
                                   -------  -------  -------  -------

Income (loss) before income taxes      153    1,727     (358)   3,299
Income taxes expense (benefit)          63      690     (141)   1,320
                                   -------  -------  -------  -------
 Net income (loss)                 $    90  $ 1,037  $  (217) $ 1,979
                                   =======  =======  =======  =======

Earnings (loss) per share:
--------------------------
Basic earnings (loss) per common
 share                             $   .01  $   .13  $  (.03) $   .25
                                   =======  =======  =======  =======

Weighted average number of common
 shares outstanding                  8,075    7,898    8,042    7,860
                                   =======  =======  =======  =======

Diluted earnings (loss) per common
 share                             $   .01  $   .13  $  (.03) $   .24
                                   =======  =======  =======  =======

Weighted average number of common
 shares and equivalents              8,376    8,139    8,042    8,106
                                   =======  =======  =======  =======


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL DATA
                       (in thousands, unaudited)

                               Three Months Ended  Six Months Ended
                                     June 30,           June 30,
                                 2004      2003      2004      2003
                               --------  --------  --------  --------

Revenues
 Public Safety and Justice     $ 12,717  $ 11,052  $ 25,159  $ 22,539
 Institutional Security Systems  13,954    25,692    30,011    49,140
 Attack Protection                6,741     6,533    13,694    14,876
 Federal Security Systems         4,371     4,261     7,946     7,750
                               --------  --------  --------  --------
                               $ 37,783  $ 47,538  $ 76,810  $ 94,305
                               ========  ========  ========  ========


                               Three Months Ended  Six Months Ended
                                     June 30,           June 30,
                                 2004      2003      2004     2003
                               --------  --------  --------  --------

Pre-tax income (loss)
 Public Safety and Justice     $    960  $    482  $  1,395  $    550
 Institutional Security
  Systems                           (84)      835       123     1,572
 Attack Protection                 (456)      (52)   (1,135)      510
 Federal Security Systems           214       296       414       503
 Corporate                         (481)      166    (1,155)      164
                               --------  --------  --------  --------
                               $    153  $  1,727  $   (358) $  3,299
                               ========  ========  ========  ========


                                                   June 30,  Dec. 31,
                                                     2004      2003
                                                   --------  --------

Backlog
 Public Safety and Justice                         $ 50,065  $ 63,727
 Institutional Security Systems                      62,765    57,258
 Attack Protection                                   17,761    10,043
 Federal Security Systems                             6,296     8,326
                                                   --------  --------
                                                   $136,887  $139,354
                                                   ========  ========



             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

                                  Three Months Ended  Six Months Ended
                                        June 30,          June 30,
                                     2004     2003     2004     2003
                                    ------   ------   ------   ------

Net income                          $   90   $1,037   $ (217)  $1,979
Interest expense                       845      334    1,594      712
Tax expense                             63      690     (141)   1,320
Depreciation and amortization          663      625    1,367    1,376
                                    ------   ------   ------   ------
EBITDA                              $1,661   $2,686   $2,603   $5,387
                                    ======   ======   ======   ======

This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization, (EBITDA) in its internal analysis of net income and monitors it to ensure compliance with certain covenants under the Company's credit facility. Management believes that EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of its results of its operations. Management also believes that EBITDA is a valuable financial measure to investors because it allows them to monitor the Company's compliance with certain covenants under its credit facility.

    CONTACT: CompuDyne Corp.
             Geoffrey F. Feidelberg, 410-712-0275 ext.313 investors.relations@compudyne.com